UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 16, 2005

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-15629	13-3191702
(Commission File Number)	(I.R.S. Employer Identification No.)

119 Fourth Avenue, Needham, MA 02494-2725
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into Material Definitive Agreement.

On May 16, 2005, AVANT Immunotherapeutics, Inc. (“AVANT”) entered into a Purchase Agreement whereby an affiliate of Paul Royalty Fund II, L.P. will purchase for up to $61 million an interest in the net royalties AVANT will receive from GlaxoSmithKline on worldwide sales of Rotarix®.  The Purchase Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 16, 2005, by and among AVANT Immunotherapeutics, Inc., a Delaware corporation, and PRF Vaccine Holdings LLC, a Delaware limited liability company.

99.1	Press Release of AVANT Immunotherapeutics, Inc., dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

	By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President and
Chief Financial Officer

Date: May 18, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 16, 2005, by and among AVANT Immunotherapeutics, Inc., a Delaware corporation, and PRF Vaccine Holdings LLC, a Delaware limited liability company.

99.1	Press Release of AVANT Immunotherapeutics, Inc., dated May 18, 2005.